FORM 8-K

                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                        ______________________

                            CURRENT REPORT

                   Pursuant to Section 13 of 15(d)
              of the Securities and Exchange Act of 1934

                       _______________________

                    Date of Report:   May 28, 1998

                      F & M BANCORPORATION, INC.
        (Exact name of registrant as specified in its charter)

          Wisconsin               000-14553           39-1365327
(State or other jurisdiction     (Commission     (I.R.S. Employer
      of incorporation)          File Number  Identification No.)

ONE BANK AVENUE, KAUKAUNA, WISCONSIN                     54130
(Address of principal executive offices)               (Zip Code)





         Registrant's telephone number, including area code:
                            (920) 766-1717

Item 2.   Acquisition or Disposition of Assets

     On May 28, 1998, F&M Bancorporation, Inc. ("F&M") completed its previously announced acquisition of Financial Management Services of Jefferson, Inc. ("FMSJ") pursuant to an Agreement of Merger and Reorganization dated as of December 31, 1997 (the "Agreement"). Under the Agreement, FMSJ was merged into a wholly-owned subsidiary of F&M (the "Merger"). In the Merger, F&M issued an aggregate of approximately 641,900 shares of F&M Common Stock, $1.00 par value ("F&M Common"), with a per share conversion ratio described in the Agreement.

     The acquisition transaction was negotiated at arm's length between F&M and the directors of FMSJ (none of whom were or are affiliated with F&M, its affiliates, its directors and officers and their associates). F&M is accounting for the Merger using the pooling of interests method of accounting.

     FMSJ was a holding company owning all of the outstanding shares of Farmers and Merchants Bank, a Wisconsin state bank with two full service offices in the city of Jefferson in south-central Wisconsin. The bank will be renamed "F&M Bank -
Jefferson" in the near future.

     Because of the relative sizes of F&M and FMSJ, F&M is not required to provide historical financial statements of FMSJ, or pro forma financial information of F&M reflecting the Merger.

Item 7.   Financial Statements and Exhibits

     (a) and (b) Financial statement filing requirements are not applicable because FMSJ does not meet the significance tests, as compared to F&M, which would require historical financial information of FMSJ or pro forma financial information of F&M in this Report.

     (c) Exhibits See the Exhibit Index, following the signatures to this Report, which Exhibit Index is incorporated herein by reference.


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   June 1, 1998               /s/ Daniel E. Voet
                                   Daniel E. Voet
                                   Chief Financial Officer
                                   and Treasurer







                       F&M BANCORPORATION, INC.

                            EXHIBIT INDEX
                                  to
                       FORM 8-K CURRENT REPORT
                       Dated as of May 28, 1998

Exhibit                                       Incorporated by
 Number         Description                   Reference to

2.1(a)    Agreement of Merger and             Exhibit 2.2 to
          Reorganization dated as of          F&M's Report on
          December 31, 1997 by and among      Form 10-K for the
          F&M, F&M Merger Corporation and     year ended
          FMSJ                                December 31, 1997


